Exhibit 10.2

Guarantee and Indemnity

(GWA)

Dated 19 November 2010

Genesee & Wyoming Australia Pty Ltd (ACN 079 444 296) (“Guarantor”)

The AustralAsia Railway Corporation (ABN 43 839 400 411) (“Beneficiary”)

Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com

Guarantee and Indemnity (GWA)

Contents

Details		1
General terms		2
1	Interpretation	2

1.1	Definitions	2
1.2	Sale Consent Deed definitions	3
1.3	References to certain general terms	3
1.4	Headings	4
2	Condition precedent	4
3	Guarantee and indemnity	4

3.1	Consideration	4
3.2	Guarantee	4
3.3	Demand	4
3.4	Indemnity	5
3.5	Extent of guarantee and indemnity	5
3.6	Variations and replacements	5
3.7	Limitation of liability	5

4	Payments	5

5	No merger	6

6	Rights of the Beneficiary are protected	6

7	Guarantor’s rights are suspended	6

8	Reinstatement of rights	6

9	Costs	7

10	Dealing with interests	7

11	Termination	7

12	General	7

12.1	Notices	7
12.2	Partial exercising of rights	8
12.3	Remedies cumulative	8
12.4	Counterparts	8
12.5	Governing law	8
Signing page		9

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Guarantee and Indemnity (GWA)

Details

Parties	Guarantor and Beneficiary

Guarantor	Name	Genesee & Wyoming Australia Pty Ltd

	ACN	079 444 296

	Address	320 Churchill Road Kilburn SA 5084

	Fax	+61 8 8343 5454

	Attention	Bert Easthope

Beneficiary	Name	The AustralAsia Railway Corporation, a statutory body constituted under the AustralAsia Railway Corporation Act 1996

	ABN	43 839 400 411

	Address	Level 5 Hospitality 7 Kitchener Drive Darwin NT 0800

	Fax	+61 8 8946 9578

	Attention	Chief Executive Officer

Recitals	A	The Beneficiary and APT are parties to the Concession Deed.

	B	On 9 June 2010, the Company entered into a business sale agreement to purchase the Business (“Business Sale Agreement”).

	C	As part of the transfer of the Business, the Beneficiary and the Company (amongst others) have agreed to the novation of the Concession Deed to the Company (and its amendment and restatement).

	D	In connection with the novation of the Concession Deed to the Company, the Beneficiary has requested the Guarantor provide a guarantee to the Beneficiary on the terms and conditions contained in this guarantee and indemnity.

Governing law	Northern Territory

Date of guarantee and indemnity	See Signing page

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Guarantee and Indemnity (GWA)

General terms

1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

Authorised Officer means:

(a)	in respect of the Guarantor, a director or secretary of the Guarantor or another person appointed by the Guarantor to act as an Authorised Officer under this guarantee and indemnity; and

(b)	in respect of the Beneficiary, a member or officer of the Beneficiary or another person appointed by the Beneficiary to act as an Authorised Officer under this guarantee and indemnity.

Beneficiary means the person so described in the Details.

Business has the same meaning as in the Business Sale Agreement.

Company means GWA (North) Pty Ltd (ACN 144 081 774).

Conditions Precedent means the conditions precedent set out in clause 3.1 of the Sale Consent Deed.

Corporation Loan Agreement means the agreement so entitled dated on or about the date of this agreement between the Company as borrower and the Beneficiary as lender in respect of a loan of A$50 million.

Costs includes charges and expenses, including those incurred in connection with advisers.

Cure has the same meaning as in the Novated Concession Deed.

Details means the section of this guarantee and indemnity headed “Details”.

Guaranteed Obligations means all of the obligations of the Company to the Beneficiary under the Novated Concession Deed. For avoidance of doubt, it does not include any obligations of the Company under or in connection with the Corporation Loan Agreement

Guarantor means the person so described in the Details.

Sale Consent Deed means the deed so entitled dated on or about the date of this deed between the Beneficiary, the Company, the Northern Territory of Australia, the Crown in right of the State of South Australia and Asia Pacific Transport Pty Ltd (Receivers and Managers Appointed) (Subject to Deed of Company Arrangement).

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Taxes means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on, or calculated having regard to, the net income of the Beneficiary.

1.2	Sale Consent Deed definitions

Definitions in the Sale Consent Deed apply in this guarantee and indemnity unless the context requires otherwise or the relevant term is defined in this guarantee and indemnity.

1.3	References to certain general terms

Unless the contrary intention appears, a reference in this guarantee and indemnity to:

(a)	(variations or replacement) a document (including this guarantee and indemnity) includes any variation or replacement of it;

(b)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this guarantee and indemnity;

(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(law) law means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(e)	(singular includes plural) the singular includes the plural and vice versa;

(f)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any authority;

(g)	(executors, administrators, successors) a particular person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)	(dollars) Australian dollars, dollars, A$ or $ is a reference to the lawful currency of Australia;

(i)	(calculation of time) a period of time dating from a given day or the day of an act or event it is to be calculated exclusive of that day;

(j)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(k)	(meaning not limited) the words “include”, “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind; and

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(l)	(reference to any thing) any thing (including any amount) is a reference to the whole and each part of it.

1.4	Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this guarantee and indemnity.

2	Condition precedent

The liabilities, guarantee and obligations of the Guarantor under this guarantee and indemnity will not commence and will not become effective unless and until the Conditions Precedent (other than conditions precedent relating to the execution of this deed or the satisfaction or waiver of conditions precedent to this deed) have been satisfied or waived in accordance with the provisions of the Sale Consent Deed.

3	Guarantee and indemnity

3.1	Consideration

The Guarantor acknowledges that the Beneficiary is acting in reliance on the Guarantor incurring obligations and giving rights under this guarantee and indemnity.

3.2	Guarantee

The Guarantor unconditionally and irrevocably guarantees to the Beneficiary the due and punctual performance by the Company of the Guaranteed Obligations.

If the Company does not comply with those obligations on time and in accordance with the Novated Concession Deed, then the Guarantor agrees to perform those obligations on demand in writing from the Beneficiary made in accordance with clause 3.3.

3.3	Demand

A demand may only be made by the Beneficiary on the Guarantor in respect of a Guaranteed Obligation after:

(a)	the Company has failed to perform that Guaranteed Obligation in accordance with the Novated Concession Deed;

(b)	the Beneficiary has given the Company written notice of that failure in accordance with clause 35.1 or clause 36 of the Novated Concession Deed; and

(c)	the Corporation (acting reasonably) has reached the view that the Company is not diligently pursuing the Cure of the relevant default or otherwise seeking to overcome or minimise the impacts and effects of the event (if not capable of Cure).

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Any demand by the Beneficiary must specify each of the matters in paragraphs (a) to (c) of this clause with reasonable details of the reasons why the Corporation has reached the view in paragraph (c).

3.4	Indemnity

The Guarantor indemnifies the Beneficiary against any liability or loss arising from, and any Costs it incurs, as a result of the Company failing to perform any of the Guaranteed Obligations.

3.5	Extent of guarantee and indemnity

Each of the guarantee in clause 3.2 (“Guarantee”) and the indemnity in clause 3.4 (“Indemnity”) is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Guaranteed Obligations.

3.6	Variations and replacements

The Guarantor acknowledges that the Novated Concession Deed may be varied or replaced from time to time.

The Guarantor confirms that the obligations guaranteed under clause 3.2 (“Guarantee”) include any of the Guaranteed Obligations as varied or replaced. The Guarantor confirms that this applies regardless of:

(a)	how the Novated Concession Deed is varied or replaced; and

(b)	the reasons for the variation or replacement; and

(c)	whether the Guaranteed Obligations decrease or increase or are otherwise more onerous as a result of the variation or replacement.

3.7	Limitation of liability

Notwithstanding any other provision of this guarantee and indemnity, the liability of the Guarantor to the Beneficiary under or in connection with this guarantee and indemnity (whether that liability arises under a specific provision of this guarantee and indemnity, for breach of contract, negligence or otherwise) is limited to the liability of the Guarantor to the Beneficiary under clause 3.4. The limitation of liability under this clause 3.7 does not limit the liability of the Guarantor under clause 3.2 to perform or procure the performance of any Guaranteed Obligations which do not involve the payment of money by the Guarantor.

4	Payments

The Guarantor agrees to make any payments under this guarantee and indemnity:

(a)	in full without set-off or counterclaim, and without any deduction in respect of Taxes unless prohibited by law; and

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(b) in the currency in which the payment is due, and otherwise in Australian dollars, in immediately available funds.

5	No merger

This guarantee and indemnity does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which the Beneficiary is entitled; or

(b)	a judgment which the Beneficiary obtains against the Guarantor, the Obligor or any other person in connection with the Novated Concession Deed.

The Beneficiary may still exercise its rights under this guarantee and indemnity as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy.

6	Rights of the Beneficiary are protected

The rights given to the Beneficiary under this guarantee and indemnity, and the Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise.

In particular, the liability of the Guarantor under this guarantee and indemnity will not be affected by any thing which, but for this clause 6, would release the Guarantor from or reduce that liability.

7	Guarantor’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this guarantee and indemnity, the Guarantor may not, without the Beneficiary’s consent reduce its liability under this guarantee and indemnity by claiming that it has a right of set-off or counterclaim against the Beneficiary.

8	Reinstatement of rights

Under law relating to liquidation, administration, insolvency or the protection of creditors, a person may claim that a transaction (including a payment) in connection with this guarantee and indemnity or the Novated Concession Deed is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the Beneficiary is immediately entitled as against the Guarantor to the rights in connection with this guarantee and indemnity or the Novated Concession Deed to which it was entitled immediately before the transaction; and

(b)	on request from the Beneficiary, the Guarantor agrees to do anything (including signing any document) to restore to the Beneficiary any mortgage, charge or other encumbrance (including this guarantee and indemnity) held by it from the Guarantor immediately before the transaction.

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The Guarantor’s obligations under this clause are continuing obligations, independent of the Guarantor’s other obligations under this guarantee and indemnity and continue after this guarantee and indemnity ends.

9	Costs

The Guarantor agrees to pay or reimburse the Beneficiary on demand for:

(a)	the Beneficiary’s Costs in making, enforcing and doing anything in connection with this guarantee and indemnity including legal Costs in accordance with any written agreement as to legal costs or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis; and

(b)	all duties, fees, Taxes and charges which are payable in connection with this guarantee and indemnity or a payment or receipt or other transaction contemplated by it.

Money paid to the Beneficiary by the Guarantor must be applied first against payment of Costs under this clause then against other obligations under this guarantee and indemnity in any way the Beneficiary considers appropriate.

10	Dealing with interests

(a)	The Guarantor must not transfer or assign any of its rights or obligations under this guarantee and indemnity without the prior written consent of the Beneficiary.

(b)	The Beneficiary must not transfer or assign any of its rights or obligations under this guarantee and indemnity without the prior written consent of the Guarantor.

11	Termination

This guarantee and indemnity terminates immediately upon termination of the Novated Concession Deed.

12	General

12.1	Notices

(a)	All notices, certificates, consents, approvals, waivers and other communications in connection with this guarantee and indemnity must be in writing, signed by the sender (if an individual) or an Authorised Officer of the sender and marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the way last notified.

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(b)	Communications take effect from the time they are received or taken to be received under clause 12.1(c) (whichever happens first) unless a later time is specified.

(c)	Communications are taken to be received:

(i)	if sent by post, three days after posting (or seven days after posting if sent from one country to another); or

(ii)	if sent by fax, at the time shown in the transmission report as the time that the whole fax was sent; or

(iii)	if sent by email:

(A)	when the sender receives an automated message confirming delivery; or

(B)	four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

whichever happens first.

12.2	Partial exercising of rights

If the Beneficiary does not exercise a right or remedy fully or at a given time, the Beneficiary may still exercise it later.

12.3	Remedies cumulative

The Beneficiary’s rights and remedies under this guarantee and indemnity are in addition to other rights and remedies given by law independently of this guarantee and indemnity.

12.4	Counterparts

This Deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart.

12.5	Governing law

This guarantee and indemnity is governed by the law in force in the place specified in the Details. The Guarantor and the Beneficiary submit to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed

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Guarantee and Indemnity (GWA)

Signing page

DATED: 19 November 2010

THE COMMON SEAL of THE	)
AUSTRALASIA RAILWAY	)
CORPORATION is affixed in the	)
presence of:	)
/s/ PAUL CHARLES WILFORD TYRRELL	) )	/s/ BRENDAN JOSEPH LAWSON
Signature of witness	)	Signature of witness
)
)
/s/ PAUL CHARLES WILFORD TYRRELL	)	/s/ BRENDAN JOSEPH LAWSON
Name of witness (block letters)		Name of witness (block letters)

SIGNED, SEALED AND	)
DELIVERED by Peter J Doyle	)
as attorney for GENESEE &	)
WYOMING AUSTRALIA PTY	)
LTD under power of attorney dated	)
16 November 2010 in the presence of:	)
)
/s/ LAURENCE MARRIE	)	/s/ PETER J DOYLE
Signature of witness	)
	)	By executing this deed the attorney
/s/ LAURENCE MARRIE	)	states that the attorney has received no
Name of witness (block letters))		notice of revocation of the power of
	)	attorney

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